Exhibit 1.1

 EXECUTION VERSION

4,500,000 Shares

ENDOCYTE, INC.

Common Stock

UNDERWRITING AGREEMENT

March 27, 2014

Credit Suisse Securities (USA) LLC,

Citigroup Global Markets Inc.

As Representatives of the Several Underwriters,

c/o	Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

c/o	Citigroup Global Markets Inc.,

388 Greenwich Street,

New York, N.Y. 10013

Dear Sirs:

1.   Introductory.  Endocyte, Inc., a Delaware corporation (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters 4,500,000 shares (the “Firm Securities”) of its common stock, par value $0.001 per share (the “Securities”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 675,000 additional shares (the “Optional Securities”) of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

2.   Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-194791), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 6:05 pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)  Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

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(c) Automatic Shelf Registration Statement.

(i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement. If, immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

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(iv) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(g)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405.

(e) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus issued at or prior to the Applicable Time (if any), the preliminary prospectus supplement, dated March 25, 2014, including the base prospectus, dated March 25, 2014, (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement or contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

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(k) Due Authorization. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full corporate power and authority to enter into this Agreement and to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(l) Authorization of the Offered Securities. The Offered Securities to be sold pursuant to this Agreement have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable.

(m) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(n) No Material Adverse Change. Except as otherwise disclosed in the General Disclosure Package and the Final Prospectus, subsequent to the respective dates as of which information is given in the General Disclosure Package or the Final Prospectus: (i) there has been no material adverse change in the condition (financial or otherwise), assets, rights, operations, business, management or prospects of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”) or any development involving a prospective material adverse change, which, individually or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Change; (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for regular quarterly dividends publicly announced by the Company or dividends paid to the Company or other subsidiaries, by any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(o) Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission or incorporated by reference as a part of the Registration Statement and included in the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm as required by the Act and the Exchange Act.

(p) Preparation of the Financial Statements. The consolidated financial statements of the Company, together with related notes and schedules as incorporated by reference in the Registration Statement, General Disclosure Package and the Final Prospectus, present fairly the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Registration Statement, General Disclosure Package and the Final Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, General Disclosure Package and the Final Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate. The selected financial data in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 which is incorporated in the General Disclosure Package fairly present the information set forth therein at the indicated dates and for the indicated periods on a basis consistent with that of the audited financial statements incorporated or deemed to be incorporated in the Registration Statement.

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(q) XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(r) Incorporation and Good Standing of the Company and its Subsidiaries. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power to carry on its business as described in the General Disclosure Package and the Final Prospectus. The Company is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification; except where the failure to be so qualified or to be in good standing would not result in a Material Adverse Change. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule F hereto. Each subsidiary is an entity duly organized and validly existing under the laws of the jurisdiction of its organization. Each of the subsidiaries has the requisite power to carry on its business as described in the Prospectus. Each of the subsidiaries is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification; except where the failure to be so qualified or to be in good standing would not result in a Material Adverse Change.

(s) Capital Stock Matters. The information set forth under the caption “Capitalization” in the Final Prospectus and the General Disclosure Package is true and correct in all material respects. The Securities conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Prospectus. The form of certificates for the Securities conforms to the corporate law of the jurisdiction of the Company’s incorporation. All of the issued and outstanding Securities have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Securities were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those disclosed in the General Disclosure Package and the Final Prospectus or in a document filed as an exhibit to or incorporated by reference into the Registration Statement.

(t) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not, nor with the giving of notice or lapse of time or both, will be, in violation of or in default under its Certificate of Incorporation (“Charter”) or Bylaws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, in any case which violation or default has had or would reasonably be expected to result in a Material Adverse Change. The execution and delivery of this Agreement and the performance by the Company of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party, or (ii) the Charter or Bylaws of the Company or (iii) any order, rule or regulation applicable to the Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, except in the case of clauses (i) and (iii) above, where such conflict, breach or default would not reasonably be expected to result in a Material Adverse Change. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the performance of the Company of the transactions herein contemplated has been obtained or made and is in full force and effect. To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater security holders, except as set forth in the General Disclosure Package and the Final Prospectus.

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(u) Accurate Disclosure. To the Company’s knowledge, there are no statutes, regulations, contracts or other documents (including, without limitation, any voting agreement) that are required to be described in the Registration Statement, the Final Prospectus or the General Disclosure Package or to be filed as exhibits to the Registration Statement that are not described or filed as required. Except with respect to the Sales Agreement, dated as of December 20, 2013, between the Company and Cowen and Company, LLC, neither the Company nor any of its subsidiaries have sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, Final Prospectus or the General Disclosure Package, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement.

(v) No Material Actions or Proceedings. There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency or otherwise (i) that is required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus and are not so described or (ii) which, if determined adversely to the Company, would reasonably be expected to result in a Material Adverse Change or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus. No labor dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor dispute by the employees of any of its principal suppliers, contractors or customers, that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(w) All Necessary Permits, etc. The Company has all material licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations (“Permits”) from governmental authorities as are necessary to (i) conduct its businesses as currently conducted and (ii) own, lease and operate its properties in the manner described in the General Disclosure Package and the Final Prospectus. There is no claim or proceeding pending or, to the knowledge of the Company, threatened, involving the status of or sanctions under any of the Permits. The Company has fulfilled and performed all of its material obligations with respect to the Permits, and is not aware of the occurrence of any event which allows, or after notice or lapse of time would allow, the revocation, termination, or other impairment of the rights of the Company under such Permit.

(x) Tax Law Compliance. The Company has filed all material Federal, State, local and foreign tax returns which have been required to be filed, subject to permitted extensions, and has paid all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes and assessments have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Underwriters of the Offered Securities.

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(y) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Offered Securities will not be, an “investment company” within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(z) Insurance. Except as otherwise described in the General Disclosure Package and the Final Prospectus, the Company carries, or is covered by, insurance in such amounts and covering such risks as is generally considered adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Company or its business, assets, employees, officers and directors are in full force and effect, and the Company is in compliance with the terms of such policies in all material respects. There are no claims by the Company under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.

(aa) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(bb) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the General Disclosure Package or the Final Prospectus which have not been described as required.

(cc) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Final Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Registration Statement and the Final Prospectus, as the case may be, at the First Closing Date and any Optional Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(dd) No Unlawful Contributions or Other Payments. No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Company or any of its subsidiaries or any of their officers or directors, or, to the knowledge of the Company, by any of the employees or agents of the Company or its subsidiaries or any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or its subsidiaries, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Company, any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any applicable provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company or its subsidiaries. The Company and its subsidiaries and affiliates have conducted their business in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

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(ee) Anti-Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff) Economic Sanctions. (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(gg) Company’s Accounting System. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(hh) Compliance with Environmental Laws. To its knowledge, the Company is not in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous chemicals, toxic substances or radioactive and biological materials or relating to the protection or restoration of the environment or human exposure to hazardous chemicals, toxic substances or radioactive and biological materials (collectively, “Environmental Laws”). The Company neither owns nor, to its knowledge, operates any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, nor is it subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate result in a Material Adverse Change; and the Company is not aware of any pending investigation which might lead to such a claim.

(ii) Intellectual Property. To the Company’s knowledge, after reasonable inquiry, all patents and patent applications owned by the Company are owned or co-owned by the Company free and clear of all liens or encumbrances, except as described in the General Disclosure Package and the Final Prospectus. The Company is not aware of any valid or bona fide basis for a finding that any such patents in their entirety are unpatentable, invalid or unenforceable; and the Company reasonably believes that such patents are valid and enforceable, except as described in the General Disclosure Package and the Final Prospectus.

Except as described in the General Disclosure Package and the Final Prospectus, the Company owns, licenses, or possesses rights to use all patents, patent applications, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property (collectively, “Intellectual Property”) used in, held for use in or necessary for the conduct of the Company’s business as now conducted, and for the manufacture, use and sale of its presently proposed products, as described in the General Disclosure Package or the Final Prospectus. Except as described in the General Disclosure Package and the Final Prospectus or as would not reasonably be expected, individually or in the aggregate, to materially impair the business currently conducted by the Company, or the manufacture, use, sale, offer for sale or import of its presently proposed products as described in the General Disclosure Package or the Final Prospectus, (i) there is no pending or threatened, action, suit, proceeding or claim by others (A) that the Company infringes, misappropriates or otherwise violates the Intellectual Property of others, or (B) challenging the validity, enforceability, scope or ownership of any Intellectual Property owned by or licensed to the Company or the Company’s rights therein, and (ii) to the Company’s knowledge, the Company has not infringed, misappropriated or otherwise violated, and the business currently conducted by the Company does not infringe, misappropriate or otherwise violate, the Intellectual Property rights of others. None of the Intellectual Property used or held for use by the Company in the conduct of its business as now conducted, or for the manufacture, use and sale of its presently proposed products as described in the General Disclosure Package or the Final Prospectus, has been obtained or is being used by the Company in material violation of any contractual obligation binding on the Company.

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To the Company’s knowledge, there are no ongoing infringements, misappropriations or other violations by third parties of any Intellectual Property owned or used by the Company, except as (i) described in the General Disclosure Package and the Final Prospectus or (ii) would otherwise not materially impair the business currently conducted by the Company or the manufacture, use, sale, offer for sale or import of its presently proposed products as described in the General Disclosure Package or the Final Prospectus.

The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property the value of which to the Company is contingent upon maintaining the confidentiality thereof.

(jj) Brokers. Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(kk) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the General Disclosure Package and the Final Prospectus. The Company has not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(ll) No Reliance. The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Offered Securities.

(mm) FINRA Exemption. To enable the Representatives to rely on Rule 5110(b)(7)(C)(i) of FINRA, the Company represents that the Company (i) has a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) has been subject to the Exchange Act reporting requirements for a period of at least 36 months.

(nn) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

(oo)Certain Regulations. To the Company’s knowledge, the conduct of business by the Company complies, and at all times has complied, in all material respects, with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders and Permits applicable to its business, including, without limitation, (a) the Federal Food, Drug and Cosmetic Act of 1938, as amended (the “FD&C Act”) and similar federal, state, local and foreign laws, (b) the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substance Control Act and similar federal, state, local and foreign Laws applicable to hazardous or regulated substances and radioactive or biologic materials and (c) licensing and certification Laws covering any aspect of the business of the Company. The Company has not received any notification asserting, nor has knowledge of, any present or past failure to comply with or violation of any such Laws.

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(pp)FDA Regulations. Except to the extent disclosed in the General Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), to the Company’s knowledge after reasonable inquiry, the clinical, pre-clinical and other studies, tests and research conducted by or on behalf of or sponsored by the Company and intended to be submitted to U.S. regulatory authorities and to serve as a basis for approval are, and at all times have been, conducted in accordance with the FD&C Act and the regulations promulgated thereunder, including Title 21 of the Code of Federal Regulations, and other U.S. Food and Drug Administration (“FDA”) regulations governing clinical studies, current Good Laboratory Practices and Good Clinical Practices, the protection of human subjects and applicable institutional review board and independent ethics committee requirements, as well as other applicable federal, state, local and foreign Laws and consistent with current clinical and scientific research standards and procedures. The published descriptions of the results of such studies, tests and research are accurate and complete in all material respects and fairly present the data derived from such studies, tests and research, and the Company has no knowledge of any other studies, tests or research the results of which are inconsistent with or otherwise call into question the results described or referred to in the Prospectus. Except to the extent disclosed in the General Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), the Company has not notified the FDA of any adverse reactions with respect to any clinical or pre-clinical studies, tests or research that are described in the General Disclosure Package or the Final Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package or the Final Prospectus, and the Company has not received any notices or other correspondence from the FDA or any other governmental agency with respect to any clinical or pre-clinical studies, tests or research that are described in the General Disclosure Package or the Final Prospectus or the results of which are referred to in the Registration Statement, General Disclosure Package or the Final Prospectus, in either case that would reasonably be expected to result in any action to place a clinical hold order on or otherwise result in the termination or suspension of such studies, tests or research, otherwise require the Company to engage in any remedial activities with respect to such studies, test or research, or threaten to impose or actually impose any fines or other disciplinary actions.

(qq) Certain Manufacturing Regulations. To the best of the Company’s knowledge, all the operations of the Company and all the manufacturing facilities and operations of the Company’s suppliers of product candidates and the components thereof manufactured in or imported into the United States that are intended to be used in clinical trials are in compliance in all material respects with applicable FDA regulations, including current Good Manufacturing Practices, and meet sanitation standards set by the FD&C Act, and all the operations of the Company and all the manufacturing facilities and operations of the Company’s suppliers of product candidates manufactured outside, or exported from, the United States that are intended to be used in clinical trials are in compliance in all material respects with applicable foreign regulatory requirements and standards.

(rr) Sarbanes–Oxley. The Company is in compliance in all material respects with any provisions of Sarbanes–Oxley that are applicable to the Company as of the date hereof.

(ss) Disclosure Controls And Procedures. The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a–15(e) and 15d–15(e) of the Exchange Act; the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non–financial) required to be disclosed by the Company in the reports that it will file or furnish under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(tt) ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

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(uu) No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” for purposes of the Act or the rules and regulations promulgated thereunder with the offer and sale of the Offered Securities pursuant to the Registration Statement. Except as disclosed in the Registration Statement and the Final Prospectus, neither the Company nor any of its affiliates has sold or issued any security during the six-month period preceding the date of the Final Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than shares of Securities issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Final Prospectus and the General Disclosure Package.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Representatives shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $19.74 per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California, at 9:30 A.M., New York time, on April 2, 2014, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering sales of shares made in excess of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

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Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the above office of Davis Polk & Wardwell LLP. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell LLP at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

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(d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(g) Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes (it being understood and agreed that the Underwriters shall pay all of the travel expenses of the Underwriters relating to such investor presentations or “road shows”), fees and expenses incident to listing the Offered Securities on the NASDAQ Stock Market, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

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(j) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k) Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (1) the issuance of the Offered Securities, (2) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants, options, or other convertible or exchangeable securities, in each case outstanding on the date hereof, (3) grants of equity incentive awards to employees, directors and consultants pursuant to the terms of one or more equity incentive plans in effect on the date hereof, and (4) issuances of Lock-Up Securities in connection with mergers or acquisitions of securities, businesses, property or other assets, joint ventures, strategic alliances, equipment leasing arrangements or debt financing up to an aggregate of 10% of the sum of (x) the Company’s fully-diluted shares outstanding as of the date of the Final Prospectus, plus (y) the Offered Securities; provided, with respect to clause (4), that each recipient of such Lock-Up Securities shall agree to be subject to the transfer restrictions contained in the Lock-up Agreement with respect to any such Lock-Up Securities for the remainder of the restricted period, as described therein. The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing.

6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

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(a)  Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule C hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule C hereto shall be a date no more than three days prior to such Closing Date).

(b)  Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c)  No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii)  any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)  Opinion of Counsel for Company. The Representatives shall have received an opinion, dated such Closing Date, of Faegre Baker Daniels LLP, counsel for the Company, in the form attached hereto as Schedule D.

(e) Opinion of Counsel for Underwriters. The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

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(f)  Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(g) Lock-Up Agreements. On or prior to the date hereof the Representatives shall have received lockup letters in the form attached hereto as Exhibit A from the Company’s directors and executive officers and the entities listed on Schedule E.

(h) Approval for Listing. The Offered Securities shall have been approved for listing on the NASDAQ Global Market, subject only to notice of issuance.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

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(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information contained in the eleventh and twelfth paragraphs under the caption “Underwriting”.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and except as set forth below. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendant in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably conclude that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

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(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

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10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD, and c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, N.Y. 10013, Attention: Attention: General Counsel (facsimile: (212) 816-7912) or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 3000 Kent Avenue, Suite A1-100, West Lafayette, IN 47906, Attention: Michael A. Sherman; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)              No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b)             Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)            Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)           Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

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16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

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If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Endocyte, Inc.

By:	/s/ Michael A. Sherman
Name: Michael A. Sherman
Title: Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC

By:	/s/ Charles W. Newton
Name: Charles W. Newton
Title: Managing Director

Citigroup Global Markets Inc.

By:	/s/ William White
Name: William White
Title: Managing Director

Acting on behalf of themselves and as the Representatives of the several Underwriters

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SCHEDULE A

Underwriter	Number of Firm Securities
Credit Suisse Securities (USA) LLC	1,395,000
Citigroup Global Markets Inc.	1,395,000
Cowen and Company, LLC	585,000
RBC Capital Markets, LLC	315,000
Robert W. Baird & Co. Incorporated	315,000
Wedbush Securities Inc.	315,000
Roth Capital Partners, LLC	180,000
Total	4,500,000

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SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1. The initial price to the public of the Offered Securities.

2. The amount of the Firm Securities and the Optional Securities.

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SCHEDULE C

[Form of Accountants’ Comfort Letter]

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SCHEDULE D

[Form of Opinion of Counsel of Company]

SCHEDULE E

John C. Aplin

Keith E. Brauer

Michael A. Brinkley

P. Ron Ellis

Collin Goddard

Ann F. Hanham

Scot L. Harper

Marc D. Kozin

Christopher P. Leamon

Chandra D. Lovejoy

Phillip S. Low

David D. Meek

Peter D. Meldrum

Fred A. Middleton

Binh Nguyen

Allen R. Ritter

Lesley Russell

Michael A. Sherman

Beth A. Taylor

Sanderling Venture Partners V, L.P.

Sanderling V Limited Partnership

Sanderling VI Limited Partnership

Sanderling Ventures Management V

Sanderling Ventures Management VI

Sanderling V Beteiligungs GmbH & Co. KG

Sanderling VI Beteiligungs GmbH & Co. KG

Sanderling V Biomedical , L.P.

Sanderling V Biomedical Co-Investment Fund, L.P.

Sanderling Venture Partners V Co-Investment Fund, L.P.

Sanderling Venture Partners VI Co-Investment Fund, L.P.

Sanderling V Strategic Exit Fund, L.P.

SCHEDULE F

Endocyte Europe B.V.

Endocyte Europe G.m.b.H.

EXHIBIT A

Endocyte, Inc.

3000 Kent Avenue, Suite A1-100

West Lafayette, IN 47906

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

As Representatives of the several Underwriters named in the Underwriting Agreement

c/o	Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

c/o	Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering will be made of the common stock, par value $0.001 per share (the “Securities”), of Endocyte, Inc., and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. (the “Representatives”), other than (a) transfers of Securities as a bona fide gift or gifts; (b) transfers of Securities by will or under the laws of descent; (c) transfers of Securities to affiliates, including limited partners, general partners, limited liability company members or stockholders of the undersigned; (d) transfers of Securities to (i) a spouse, parent, stepparent, child, or grandchild, including adoptive relationships (each, a “Relation”), (ii) a trust for the direct or indirect benefit of the undersigned or one or more Relations, (iii) a corporation or other entity of which the undersigned and/or its Relations are at all times the direct or indirect legal and beneficial owners of all the outstanding equity securities or similar interests of such corporation or other entity, or (iv) a partnership, the partners of which are exclusively the undersigned and/or its Relations; (e) the receipt by the undersigned from the Company of Securities upon the exercise of an option or warrant or in connection with the vesting of restricted stock or restricted stock units; (f) the disposition to the Company of Securities in a transaction exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) solely in connection with the payment of taxes due in connection with the vesting of restricted stock units outstanding on the date hereof; (g) transfers of Securities pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act as in effect on the date hereof, provided that any public announcement or filing under Section 16(a) of the Exchange Act regarding such sale or transfer shall state that such transfers are made pursuant to a Rule 10b5-1 Plan; and (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Securities; provided that such plan does not provide for the transfer of Securities during the Lock-Up Period and that the establishment of such plan will not result in any public filing or other public announcement of such plan by the undersigned or the Company during the Lock-Up Period. In the case of any transfer pursuant to clause (a), (b), (c) or (d) above, (i) each transferee shall sign and deliver a lock-up agreement substantially in the form of this Lock-Up Agreement and (ii) no filing under Section 16 of the Exchange Act reporting a reduction in beneficial ownership of Securities shall be required or voluntarily made during the Lock-Up Period (other than an annual statement of changes in beneficial ownership filed on Form 5 after the Lock-Up Period has expired).

In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement; provided that no filing under Section 16(a) of the Exchange Act during the Lock-Up Period shall be required or voluntarily made in connection with subsequent sales of Securities acquired in open market transactions. In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before June 30, 2014. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of stockholder]